As Filed With The Securities And Exchange Commission On December 21, 2004


                                                     Registration No. 333-117887

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 1
                                       TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------

                        ATLANTIC COASTAL PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)
                              ---------------------

       Nevada                          6770                    74-3066530
     (State of              (Primary standard industrial     (I.R.S. employer
   Incorporation)            classification code number)  identification number)

                               -------------------

                       2501 E. Commercial Blvd., Suite 212
                         Fort Lauderdale, Florida 33308
                                 (954) 489-1210
   (Address and telephone number of Registrant's principal executive offices)

                                 Beatriz Pierson
                       2501 E. Commercial Blvd. Suite 212
                         Fort Lauderdale, Florida 33308
                                 (954) 489-1210
      (Name, address, and telephone number of Agent for Service of Process)
                              ---------------------

                                   Copies to:

                             Brian A. Pearlman, Esq.
                               Adorno & Yoss, P.A.
                             350 Las Olas Boulevard
                                   Suite 1700
                            Fort Lauderdale, FL 33301
                           Telephone No. 954-763-1200
                           Facsimile No. 954-766-7800

Approximate Date of Commencement of Proposed Sale to the Public: As soon as possible after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

===================================================================================================================
                         CALCULATION OF REGISTRATION FEE
===================================================================================================================
  TITLE OF EACH CLASS OF                            PROPOSED MAXIMUM        PROPOSED MAXIMUM
     SECURITIES TO BE          AMOUNT TO BE      OFFERING PRICE(1) PER     AGGREGATE OFFERING       AMOUNT OF
        REGISTERED              REGISTERED               SHARE                  PRICE(1)         REGISTRATION FEE
--------------------------- ------------------- ------------------------- ---------------------- -------------------
Common Stock..........          2,000,000                 $.10                  $200,000             $25.34(2)
--------------------------- ------------------- ------------------------- ---------------------- -------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.


(2)   Fee paid.


------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                  SUBJECT TO COMPLETION DATED DECEMBER 21, 2004


                        ATLANTIC COASTAL PROPERTIES, INC.


                             2,000,000 Common Shares
                            at $.10 per Common Share


          There is a minimum offering amount of 500,000 common shares or $50,000. There are no minimum purchase requirements. An escrow account has been established at Community Bank of Broward, Inc., located in Fort Lauderdale, Florida. Funds will be held in a non-interest bearing escrow maintained in accordance with to Rule 419. The offering is on a best efforts basis. If we do not meet the minimum offering amount by __________, 2005, we will promptly return all of the funds to investors.

          We are a blank check company and are subject to the provisions of Rule 419 of Regulation C.


          The common shares are being offered on a self-underwritten basis by Beatriz Pierson, sole officer and director of Atlantic Coastal Properties, Inc.

          This is our initial public offering and no public market current exists for our securities. We have not applied to be listed on any trading market or exchange.

                           Per Common Share                       Total
                           ----------------                       -----
Minimum Proceeds               $.10                             $  50,000
Maximum Proceeds               $.10                             $ 200,000

         Up to a 10% commissions will only be paid if a registered broker-dealer sells our common shares. We do not intend to engage a broker-dealer.


         The offering will terminate on _______________, 2005.


         AN INVESTMENT IN OUR SECURITIES INVOLVES HIGH RISK. CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE __ IN THE PROSPECTUS.


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION, NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                               ____________, 2005

                                TABLE OF CONTENTS


Summary of the Offering.......................................................
Risk Factors..................................................................
Forward Looking Statements....................................................
Atlantic Coastal..............................................................
Use of Proceeds...............................................................
Dilution .....................................................................
Management's Discussion and Analysis or Plan of Operation.....................
Market for Common Equity and
Related Stockholder Matters...................................................
Determination of Offering Price...............................................
Plan of Distribution..........................................................
Management....................................................................
Principal Shareholders........................................................
Indemnification...............................................................
Certain Transactions..........................................................
Description of Securities.....................................................
Legal Matters.................................................................
Experts  .....................................................................
Available Information.........................................................
Financial Statements..........................................................

                             SUMMARY OF THE OFFERING


CORPORATE HISTORY                   Atlantic Coastal Properties, Inc. was
                                    originally incorporated on October 21, 2002 under the laws of the State of Nevada. We have not conducted any business nor have had any operations since our inception.


                                    Our principal executive and administrative offices are located at 2501 East Commercial Blvd. #212, Fort Lauderdale, Florida 33308. These offices consist of 250 square feet and are provided free of charge by Beatriz Pierson, an officer and director of Atlantic Coastal. Our telephone number is 954-489-1210.


OPERATIONS                          We are deemed to be a blank check company
                                    subject to Rule 419. We may merge, make an exchange of capital stock asset acquisition or other similar business combination with an operating or development stage business.


                                    As of September 30, 2004, we have an
                                    accumulated deficit of $7,931. Our
                                    operations are undertaken by Beatriz
                                    Pierson, our founder, sole officer and
                                    director, sole employee and majority
                                    shareholder. We have not and will not engage in any substantive commercial business immediately following this offering and for an indefinite period of time following this offering.


OUTSTANDING SECURITIES              1,000,000 common shares


THE OFFERING                        Up to 2,000,000 common shares on a best
                                    efforts basis. However, if a minimum of
                                    500,000 shares of our common stock have not been sold by ____________, 2005 (six months from the date of this prospectus), all subscriptions will be cancelled and all funds will be promptly returned to investors without interest and without deduction.

OFFERING TERMINATION                ___________, 2005 (six months from the date
                                    of this prospectus)


PUBLIC MARKET                       There is no public market for our common
                                    shares.

RULE 419 OFFERING                   The securities purchased by you and other
                                    investors and 90% of the funds received in the offering will be deposited and held in an escrow account until an acquisition meeting specific criteria is completed. Once that agreement has been executed, we will update the registration statement with a post-effective amendment. This will give details of the acquisition. You will then have 45 days to reconfirm your investment.
                                    Investors who do not reconfirm will receive a refund of 90% of their investment, as 10% of the proceeds raised under this offering are immediately available to our company.
                                    Funds and securities will be released once the escrow agent is satisfied that all provisions have been met and the transaction has closed. (See "Rule 419 Requirements.")
                                    In the event an acquisition is not
                                    consummated within 18 months of the
                                    effective date of this prospectus, the
                                    deposited funds will be returned on a pro rata basis to all investors.

NO COMMITMENT TO PURCHASE
  COMMON SHARES                     No commitment by anyone exists to purchase
                                    any of the common shares we are offering.

                                  RISK FACTORS

SINCE OUR PRINCIPAL SHAREHOLDER, BEATRIZ PIERSON WILL OWN APPROXIMATELY 33% OF OUR COMMON SHARES AFTER THE OFFERING, YOU WILL HAVE AN EXTREMELY MINORITY INTEREST IN ATLANTIC COASTAL.

         There are currently 1,000,000 common shares outstanding. Ms. Pierson owns 1,000,000 of those common shares or 100% of the total outstanding common shares. Assuming we sell all of the 2,000,000 common shares, Beatriz Pierson will still own approximately 33% of the common shares. You will have an extremely minority interest in Atlantic Coastal and will not be able to influence the election of directors or other corporate matters.

WE HAVE NO OPERATING HISTORY AND WILL NOT PURSUE ANY OPERATIONS UNTIL WE LOCATE A MERGER OR ACQUISITION CANDIDATE. YOU MAY LOSE YOUR ENTIRE INVESTMENT.


         Since our incorporation, we have not received any revenues. At September 30, 2004, we have an accumulated deficit of $(7,931) and negative working capital of $6,931. The commencement of our operations is dependent on locating a merger or acquisition candidate and consummating a merger or acquisition. Even if we do locate a merger or acquisition candidate, we may never become profitable and you may lose your entire investment.


OUR SECURITIES HAVE NO CURRENT TRADING MARKET AND WE CANNOT MAKE A MARKET IN OUR SECURITIES UNTIL WE HAVE CONSUMMATED A MERGER OR ACQUISITION, WHICH CAN TAKE UP TO 18 MONTHS, IF AT ALL. YOU WILL NOT BE ABLE TO LIQUIDATE YOUR INVESTMENT IN THE EVENT OF AN EMERGENCY OR FOR ANY OTHER REASON UNLESS AN ACQUISITION HAS OCCURRED AND AN ACTIVE TRADING MARKET HAS DEVELOPED.


         We do not have a public market for our common shares. Many states have enacted statutes, rules and regulations limiting the sale of securities of blank check companies in their jurisdictions. We cannot undertake any efforts to cause a market to develop in our securities until we consummate a merger or acquisition, which can take up to 18 months, if at all. We cannot assure you that a public market will ever develop even if we successfully locate a merger or acquisition candidate. You will not be able to liquidate your investment in the event of an emergency or for any other reason for up to 18 months or an acquisition has occurred.

IF WE CANNOT CONSUMMATE A MERGER OR ACQUISITION WITHIN 18 MONTHS FROM THE DATE OF THIS REGISTRATION STATEMENT, WE WILL HAVE TO RETURN YOUR INVESTMENT OF WHICH YOU WILL ONLY BE RETURNED 80% TO 90%.

         Management is not required to spend any minimum amount of time on company business and our management decisions will likely make decisions without detailed feasibility studies, independent analysis or market surveys. We have not entered into any current negotiations regarding an acquisition or merger. If we are unable to consummate an acquisition within the 18-month time frame provided under Rule 419, you will lose up to 20% of your investment. The 20% that may be lost consists of up to a 10% commission that may have been paid to a broker and the proceeds that will be withheld by Atlantic Coastal.

YOU MAY NOT HAVE ACCESS TO YOUR FUNDS AFTER EFFECTIVENESS OF THE REGISTRATION STATEMENT FOR UP TO 18 MONTHS.

         No transfer or other disposition of the escrowed securities can be permitted except in identified instances. For 18 months from the effective date of the registration statement, you may not have access to your funds. If a consummated acquisition has not occurred by a date 18 months after the effective date of the initial registration statement, the funds held in the escrow account will be returned within five business days following that date.


WE MAY NOT HAVE SUFFICIENT FUNDS TO LOCATE AN ACQUISITION CANDIDATE OR WE MAY ACQUIRE A COMPANY THAT NEVER BECOMES PROFITABLE AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

         No assurance can be given that Atlantic Coastal will be successful in finding or acquiring a desirable business opportunity, given the limited funds that are expected to be available for acquisitions, or that any acquisition that occurs will be on terms that are favorable to Atlantic Coastal or our stockholders. As we anticipate having limited working capital, even if we locate a suitable candidate, we may not be able to successfully commence operations due to the other costs involved, including, but not limited to, costs involving filing a post effective amendment. Even if we do locate an acquisition candidate, we may never be profitable and you could lose your entire investment.


THERE IS A DISPARITY IN THE PRICE PAID BY BEATRIZ PIERSON AND THE OFFERING PRICE AND YOU WILL EXPERIENCE IMMEDIATE DILUTION OF YOUR INVESTMENT.


         Our principal shareholder, Beatriz Pierson purchased common shares in Atlantic Coastal for $.001 compared to the offering price of $.10. Immediately after the offering, the book value per common share will be $.029 or 29% of your investment if we raise $50,000 and $.064 or 64% if we raise the entire offering amount. Your investment as a percentage of offering price will be diluted up to 71%.


OUR SOLE OFFICER IS NOT REQUIRED TO COMMIT HER FULL TIME TO OUR AFFAIRS AND, ACCORDINGLY, SHE MAY HAVE CONFLICTS OF INTEREST IN ALLOCATING MANAGEMENT TIME AMONG VARIOUS BUSINESS ACTIVITIES.


         Ms. Pierson intends to devote approximately 50% of her time to our affairs. She may have conflicts of interest in allocating management time among various business activities. If Ms. Pierson is unable to dedicate sufficient time to our operations, we may not locate an acquisition within 18 months and you may lose 10% of your investment.


OUR MANAGEMENT HAS NO PRIOR EXPERIENCE WITH RESPECT TO A TRANSACTION INVOLVING THE PROPOSED COMBINATION OF ENTITIES, INCLUDING A BLANK CHECK COMPANY.


         Ms. Pierson has had no prior experience relating to the identification, evaluation and acquisition of a merger or acquisition target. Thus we have no experience in consummating a business combination and, accordingly, there is only a limited basis upon which to evaluate our prospects for achieving its intended business objectives. To date, our efforts have been limited primarily to organizational activities. We have limited resources and has had no revenues to date. In addition, we will not achieve any revenues (other than interest accruing on the proceeds of this offering) until the consummation of a business combination, if at all. There can be no assurance that any acquisition, at the time of our consummation of a business combination, or at any time thereafter, will derive any material revenues from its operations or operate on a profitable basis and you may lose your entire investment.

ANY ACQUISITION WE EFFECT WILL RESULT IN THE ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK WHICH WILL RESULT IN SUBSTANTIAL DILUTION IN THE PERCENTAGE OF OUR COMMON STOCK THEN HELD BY THE OUR SHAREHOLDERS, INCLUDING INVESTORS IN THIS OFFERING.


         Any acquisition we effect will result in the issuance of additional shares of our common stock. Moreover, the shares issued in any such acquisition or merger transaction may be valued on an arbitrary or non arms-length basis by our management. In addition, any transaction will, in all likelihood, involve the appointment of additional members to our board of directors. Any acquisition or merger may not legally require shareholder approval. Any transaction will likely be structured so that the owners of an acquisition target will be issued an amount of our shares sufficient to provide them an 80% equity ownership interest in our company, which will leave you with a minority interest in our company.


THE ABILITY TO REGISTER OR QUALIFY FOR SALE THE SHARES FOR BOTH INITIAL SALE AND SECONDARY TRADING IS LIMITED BECAUSE A NUMBER OF STATES HAVE ENACTED REGULATIONS PURSUANT TO THEIR SECURITIES OR "BLUE SKY" LAWS RESTRICTING OR, IN SOME INSTANCES, PROHIBITING, THE SALE OF SECURITIES OF "BLANK CHECK" ISSUERS WITHIN THAT STATE, WHICH MAY LIMIT YOUR ABILITY TO RESELL OUR SHARES.


         Because of regulations and other restrictions, our selling efforts, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted or where the shares have been registered. We have only applied to register the shares in New York and Colorado. Initially, our securities may be sold only in New York and Colorado and may be resold by you only in New York and Colorado until a resale exemption is available in other states. This will significantly limit your ability to resell your shares. See "Special State Law Considerations." Purchasers of the shares in this offering must be residents of such jurisdictions which either provide an applicable exemption or in which the shares are registered. In order to prevent resale transactions in violation of states' securities laws, public shareholders may only engage in resale transactions in the shares in jurisdictions in which an applicable exemption is available or a registration application has been filed and accepted. Blue sky restrictions on resales may limit the ability of investors to resell the shares they purchase in this offering.


WE MAY BE DEEMED AN "INVESTMENT COMPANY" SHOULD THE NET PROCEEDS OF THIS BLANK CHECK OFFERING REMAIN UNINVESTED FOR MORE THAN ONE YEAR AND BEING DEEMED AN INVESTMENT COMPANY WITHOUT REGISTRATION UNDER THE INVESTMENT COMPANY ACT CAN RESULT IN CIVIL LIABILITY AND CRIMINAL PENALTIES TO CONTROLLING PERSONS IN CERTAIN INSTANCES, AS WELL AS CIVIL LIABILITIES AND UNENFORCEABILITY OF CONTRACTS WITH REGARD TO OUR COMPANY.


         In the event we have not completed an acquisition of a business within one year of the closing of this blank check offering, we will take such actions as we deem necessary to avoid being classified as an "investment company." Measures may include a decision, if deemed necessary, to seek shareholder approval to liquidate our company. If there is such a liquidation, all investors in this blank check offering will only receive 90% of their initial investment.

IF UNDER THE RECONFIRMATION PROCESS REQUIRED BY RULE 419 WE RECEIVE LESS THAN THE MINIMUM PROCEEDS, WE WILL HAVE LESS FUNDS TO FUND OUR ACQUISITION CANDIDATE WHICH MAY PROVIDE INSUFFICIENT WORKING CAPITAL FOR OUR ACQUISITION AND RESULT IN YOU LOSING YOUR ENTIRE INVESTMENT.

         Under Rule 419 we are required to reconfirm each investor's investment in our company. If we receive confirmation from investors having contributed more than 80% of the maximum offering proceeds but less than 100% of the maximum offering proceeds, the reconfirmed funds shall remain in escrow. However, in the event that any funds up to 19.9% of our proceeds are returned to investors, our offering proceeds will be reduced by the returned amounts. Such return may leave us with inadequate working capital for our eventual acquisition and can ultimately result in our failure and you losing your investment in our company.


                           FORWARD-LOOKING STATEMENTS

         The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We have made the forward-looking statements with management's best estimates prepared in good faith.


         Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are effected by significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

         These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of Atlantic Coastal, and results achieved during the period covered by any particular projections and other forward-looking statements, should not be regarded as a representation by Atlantic Coastal, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

                                ATLANTIC COASTAL

OVERVIEW


         We are deemed to be a blank check company subject to Rule 419. We have no revenues and have not commenced any operations. The initial capital we have received for funding the costs of this offering have been borrowed from Beatriz Pierson, our sole officer and director.

         We do not intend to perform any operations until a merger or acquisition candidate is locates and a merger or acquisition consummated. Our sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.


BUSINESS PLAN


         We intend to seek to facilitate the eventual creation of a public trading market in its outstanding securities. Our business plan is to seek, investigate, and, if warranted, acquire one or more properties or businesses.

         The acquisition of a business opportunity may be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, joint venture, or partnership. At September 30, 2004, Atlantic Coastal has negative working capital of $6,931, and it is unlikely that Atlantic Coastal will be able to take advantage of more than one such business opportunity.


         Atlantic Coastal intends to seek opportunities demonstrating the potential of long-term growth as opposed to short-term earnings. At the present time Atlantic Coastal has not identified any business opportunity that it plans to pursue, nor has Atlantic Coastal reached any agreement or definitive understanding with any person concerning an acquisition.


         Our officer and director has not previously been involved in transactions involving a merger between an established company and a "blank check company". We anticipate that business opportunities will come to our attention from various sources, including our officer and director, our other stockholders, professional advisors such as attorneys and accountants, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals. Excluding our officer and director, we have not yet identified any specific sources. Given our lack of working capital, we will not be able to compensate any of these sources. Any finder's fees would have to be paid by the company we acquire, if at all. As a result, our ability to locate a merger candidate may be limited in scope.


         No assurance can be given that Atlantic Coastal will be successful in finding or acquiring a desirable business opportunity, given the limited funds that are expected to be available for acquisitions, or that any acquisition that occurs will be on terms that are favorable to Atlantic Coastal or our stockholders.


         Our search will be directed toward small and medium-sized enterprises which have a desire to become public corporations and which are able to satisfy, or anticipate in the reasonably near future being able to satisfy, the minimum asset requirements in order to qualify shares for trading on a stock exchange.


         Atlantic Coastal anticipates that the business opportunities presented to it will:

         o be recently organized with no operating history, or a history of losses attributable to under-capitalization or other factors;

         o be in need of funds to develop a new product or service or to expand into a new market; and

         o be relying upon an untested product or market. This includes industries such as service, finance, natural resources, manufacturing, technology, medical, communications and others.


         Our discretion in the selection of business opportunities is unrestricted, subject to the availability of such opportunities, economic conditions and applicable regulations discussed below. As a consequence of the registration of our securities, any entity, which has an interest in being acquired by, or merging into Atlantic Coastal, is expected to be an entity that desires to become a public company and establish a public trading market for its securities.

         In connection with such a merger or acquisition, it is highly likely that an amount of stock constituting control of Atlantic Coastal would be issued by Atlantic Coastal or purchased from our sole current principal shareholder (Ms. Pierson) by the acquiring entity or its affiliates. The sale of a controlling interest by our principal shareholder of Atlantic Coastal could occur at a time when the other shareholders of Atlantic Coastal remain subject to restrictions on the transfer of their shares.

         Depending upon the nature of the transaction, our current officer and director may resign her management positions with Atlantic Coastal in connection with our acquisition of a business opportunity. In the event of such a resignation, Atlantic Coastal's current officer and director would not have any control over the conduct of Atlantic Coastal's business following Atlantic Coastal's combination with a business opportunity.

EVALUATION OF POTENTIAL ACQUISITIONS

         We anticipate that the selection of an acquisition will be complex and risky because of competition for such business opportunities among all segments of the financial community. The nature of our search for an acquisition requires maximum flexibility. We will be required to consider various factors and divergent circumstances which may preclude meaningful direct comparison among the various business enterprises, products or services investigated. Investors should recognize that the possible lack of diversification among our acquisitions may not permit us to offset potential losses from one venture against profits from another. This should be considered a negative factor affecting any decision to purchase the shares. Provided the acquisition has net assets of at least 80% of our offering proceeds, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition. In addition, in evaluating a prospective acquisition, management will consider, among other factors, the following:

         -        costs associated with effecting the business combination;

         - equity interest in and possible management participation in the acquisition;

         - growth potential of the acquisition and the industry in which it operates;

         - experience and skill of management and availability of additional personnel of the acquisition;

         -        capital requirements of the acquisition;

         -        competitive position of the acquisition;

         - stage of development of the product, process or service of the acquisition;

         - degree of current or potential market acceptance of the product, process or service of the acquisition;

         - possible proprietary features and possible other protection of the product, process or service of the acquisition; and

         - regulatory environment of the industry in which the acquisition operates.

         Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by management in connection with effecting a business combination consistent with our business objective. In connection with our evaluation of a prospective acquisition, we anticipate that we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial or other information which will be made available to us.

         We will consider the quality of the management of any acquisition candidate, its operating results, the soundness of the service or product to be developed or being developed, the effect of market and economic conditions and governmental policies on the business and its products, the nature of its competition, and the total projected required capital.

         The time and costs required to select and evaluate an acquisition candidate (including conducting a due diligence review) and to structure and consummate the business combination (including negotiating relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws and state corporation laws) cannot presently be ascertained with any degree of certainty. Our current executive officer intends to devote approximately 50% of her time to our affairs and, accordingly, consummation of a business combination may require a greater period of time than if she devoted her full time to our affairs. Any costs incurred in connection with the identification and evaluation of a prospective acquisition with which a business combination is not ultimately consummated will result in a loss to our company and reduce the amount of capital available to complete a business combination.

         We anticipate that we will make contact with acquisition prospects primarily through the efforts of our officer, who will meet personally with acquisition candidate management and key personnel, visit and inspect facilities, assets, products and services belonging to such prospects, and undertake such further reasonable investigation as management deems appropriate, to the extent of its limited financial resources. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage such firms in the future, in which event we may pay a finder's fee or other compensation. We will not pay finder fees or other compensation to any affiliate of our company. As part of our investigation of prospective enterprises, products and services, management intends to request that current owners of a prospective acquisition provide, among other things, written materials regarding the current owner's business, product or service, available market studies as well as the assumptions upon which they are made, appropriate title documentation with respect to the assets, products and services of the potential acquisition, detailed written descriptions of any transactions between the potential acquisition and any of its affiliates, copies of pleadings of material litigation, if any, copies of material contracts and any and all other information deemed relevant. Additionally, we may verify such information, if possible, by interviewing competitors, certified public accountants and other persons in a position to have independent knowledge regarding the product or service as well as the financial condition of the potential Acquisition.

         The investors in this offering will, in all likelihood, neither receive nor otherwise have the opportunity to evaluate any financial or other information which will be made available to us in connection with selecting a potential business combination until after we have entered into an agreement to effectuate a business combination. As a result, investors in this offering will be almost entirely dependent on the judgment of management in connection with the selection and ultimate consummation of a business combination.


INVESTMENT COMPANY ACT

         We may participate in a business opportunity by purchasing, trading or selling the securities of an entity. We do not, however, intend to engage primarily in these activities. Specifically, we intend to conduct our activities so as to avoid being classified as an investment company under the Investment Company Act of 1940, and to avoid application of the costly and restrictive registration and other provisions of the Investment Act, and the regulations promulgated under the Investment Act.

         Section 3(a) of the Investment Act contains the definition of an investment company, and it excludes any entity that does not engage primarily in the business of investing, reinvesting or trading in securities, or that does not engage in the business of investing, owning, holding or trading investment securities defined as all securities other than government securities or securities of majority-owned subsidiaries the value of which exceeds 40% of the value of its total assets excluding government securities, cash or cash items. We intend to implement our business plan in a manner that will result in the availability of this exception from the definition of investment company. As a result, our participation in a business or opportunity through the purchase and sale of investment securities will be limited.

         Our plan of business may involve changes in our capital structure, management, control and business, especially if we consummate a reorganization as discussed above. Each of these areas is regulated by the Investment Company Act, in order to protect purchasers of investment company securities. Since Atlantic Coastal will not register as an investment company, stockholders will not be afforded these protections.


SECURITIES REGULATION

         Under the federal securities laws, public companies must furnish certain information about significant acquisitions, which information may require audited financial statements of an acquired entity with respect to one or more fiscal years, depending upon the relative size of the acquisition. Consequently, we will not seek to consummate a business combination with any potential acquisition unable to provide audited financial statements.

         This blank check offering is subject to Rule 419 under the Securities Act. As such, any acquisition agreement must provide that the fair market value of the business or assets to be acquired represents at least 80% of the maximum offering proceeds, less underwriting commissions, if any, and expenses and dealer allowances payable to non-affiliates. Once an acquisition agreement meeting the above criteria has been executed, we must successfully complete a reconfirmation offering described under "Rule 419 Requirements".

         We have agreed that contemporaneous with the sale of the shares we will file a Form 8-A with the SEC to register our common stock on a voluntary basis under the provisions of Section 12(g) of the Exchange Act, and that we will use our best efforts to continue to maintain such registration for a minimum of two years from the date of this prospectus. Such registration will require us to comply with periodic reporting, proxy solicitations and certain other requirements of the Exchange Act.

         If we seek shareholder approval of a business combination when our securities are registered pursuant to Section 12 of the Exchange Act, our proxy solicitation materials required to be transmitted to shareholders may be subject to prior review by the SEC.

         Any securities which Atlantic Coastal might acquire in exchange for our common stock will be restricted securities within the meaning of the Securities Act of 1933. If Atlantic Coastal elects to resell such securities, such sale cannot proceed unless a registration statement has been declared effective by the Securities and Exchange Commission or an exemption from registration is available. Although our plan of operation does not contemplate resale of securities acquired, if such a sale were to be necessary, we would be required to comply with the provisions of the Securities Act to effect such resale.

OTHER REGULATION

         An acquisition made by Atlantic Coastal may be in an industry that is regulated or licensed by federal, state or local authorities. Compliance with such regulations can be expected to be a time-consuming and expensive process.


COMPETITION

         We expect to encounter substantial competition in our efforts to locate attractive opportunities, primarily from business development companies, venture capital partnerships and corporations, venture capital affiliates of large industrial and financial companies, small investment companies, and wealthy individuals. Many of these entities will have significantly greater experience, resources and managerial capabilities than Atlantic Coastal and will be in a better position than us to obtain access to attractive business opportunities. We also will experience competition from other public blind pool companies, many of which may have more funds available than does Atlantic Coastal.

EMPLOYEES


         We currently have one part time employee. We do not anticipate a need to engage any full-time employees so long as we are seeking and evaluating business opportunities. The need for employees and their availability will be addressed in connection with the decision whether or not to acquire or participate in specific business opportunities.

PROPERTY

         Our principal executive and administrative offices are located at 2501 East Commercial Blvd. #212, Fort Lauderdale, Florida 33308. These offices consist of 250 square feet and are provided free of charge by Beatriz Pierson, an officer and director of Atlantic Coastal. We occupy these offices on a month to month basis under an oral agreement with Ms. Pierson. The offices are sufficient for us to maintain our current and future operations.


LEGAL MATTERS

         There is no litigation pending or, to our knowledge, threatened to which Atlantic Coastal may be a party.

                                 USE OF PROCEEDS


The table below includes information relating to how we intend to use the non escrowed proceeds (10% of the gross proceeds) immediately available to us pursuant to Rule 419.

                                     $200,000         $100,000          $50,000
                                      Raised           Raised           Raised
                                     --------         --------         --------
Gross Proceeds                       $200,000         $100,000         $ 50,000

Proceeds to be escrowed              $180,000         $ 90,000         $ 45,000


Amount immediately available
         to Atlantic Coastal         $ 20,000         $ 10,000         $  5,000
         Expenses relating to
         Evaluation of acquisition
         Candidates                  $  1,000         $  1,000         $  1,000

   Expenses relating to
         SEC reporting               $  6,000         $  2,000         $  2,000
   Offering expenses                 $ 13,000         $  7,000         $  2,000
                                     --------         --------         --------

Total Non Escrowed Proceeds
   Used before acquisition           $ 20,000         $ 10,000         $  5,000
                                     --------         --------         --------

         If less than $200,000 is raised, our officer and director has orally agreed to provide the funds necessary to pay the expenses of the offering ($13,000) through a no interest loan, repayable only if an acquisition is made. However, she is not legally bound to provide us with any funds. The initial remaining funds (if any) immediately available to us after covering offering expenses (if any) will be used to locate an acquisition candidate and for expenses related to SEC reporting.


         Our officer and director has verbally agreed to provide funds to cover the offering expenses, SEC reporting requirements and a minimal search for an acquisition candidate not covered by the available funds.


         We intend to use the proceeds not held in the escrow account in the following order of priority:


         o        to pay for offering expenses associated with this prospectus;

         o for general and administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC; and

         o to pay for business, legal and accounting due diligence expenses incurred in connection with evaluation of prospective business combinations.

         No portion of the proceeds will be paid to officers, directors, their affiliates or associates for expenses of the offering. No portion of the proceeds not held in the escrow account will be used to acquire assets or finance the acquisitions of other businesses.

         It is contemplated that the escrowed funds will be invested in one of the following, pending the consummation of any acquisition effected in accordance with Rule 419:


                  (1) an obligation that constitutes a "deposit," as that term is defined in Section 3(1) of the Federal Deposit Insurance Act [12 U.S.C. 1813(1)(1991)];

                  (2) securities of an open-end investment company registered under the Investment Company Act that holds itself out as a money market fund meeting the conditions of paragraph (c)(2), (c)(3) and
         (c)(4) of Rule 2a-7 917 CFR 270.2a-7) under the Investment Company Act; or

                  (3) securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

                                    DILUTION

         Persons purchasing common shares in this offering will suffer a substantial and immediate dilution to the net tangible book value of their common shares below the public offering price.


         The following table illustrates the per common share dilution as of the date of this prospectus, which may be experienced by investors upon reaching the levels as described below. Dilution will occur if the investors reconfirm their investment decision in our company pursuant to Rule 419. Under Rule 419, if an investor does not reconfirm his investment decision, he is entitled to a return of his investment minus 10% which represents the proceeds that we are entitled to use immediately following the closing of this offering.


Assuming $50,000 raised

Offering price                                                   $0.10
Net tangible book value per common share before offering         $0.007
Increase per Share attributable to investors                     $0.036
Pro Forma net tangible book value per common
   share after offering                                          $0.029
Dilution to investors                                            $0.071
Dilution as a percent of offering price                          71%

Assuming $200,000 raised

Offering price                                                   $0.10
Net tangible book value per common share before offering         $0.007
Increase per Share attributable to investors                     $0.071

Pro Forma net tangible book value per common
   share after offering                                          $0.064

Dilution to investors                                            $0.036
Dilution as a percent of offering price                          36%

FURTHER DILUTION

         We may issue additional restricted common shares pursuant to private business transactions. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of our common shares and investors in this offering upon conversion.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

          We have not engaged in any operations nor generated any revenues to date. We were organized in October 2002 and our entire activity since our inception has been to prepare for our proposed fund raising through an offering of equity securities as described in this prospectus.

CAPITAL AND SOURCE OF LIQUIDITY


         All of the initial working capital has been obtained from the sale of common shares to our officer, director and principal shareholder and loans of from Beatriz Pierson. At September 30, 2004, we have cash of $129 and a working capital deficit of $6,931. During the nine months ended September 30, 2004, we received a loan from Ms. Pierson of $5,000 resulting in net cash provided by financing activities of $5,000. Since inception, we have not pursued any other financing activities.

         Since inception, Atlantic Coastal has not pursued any investing activities.

         We currently have no working capital and will rely on loans from our sole officer and director to continue operations until completion of the offering. Atlantic Coastal requires these additional loans and proceeds from this offering to implement business plans. If less than $200,000 is raised, our officer and director has orally agreed to provide the funds necessary to pay the expenses of the offering ($13,000) and other operating expenses through a no interest loan, repayable only if an acquisition is made. However, she is not legally bound to provide us with any funds. The initial remaining funds immediately available to us (if any) will be used to locate an acquisition candidate and for expenses related to SEC reporting. However, there can be no assurance that Atlantic Coastal will be able to obtain additional equity or debt financing in the future, if at all. In such instances, we would be forced to suspend or cease our operations.

         On a long-term basis, liquidity is dependent on commencement of operation (an acquisition or merger) and receipt of revenues, additional infusions of capital, and debt financing. Atlantic Coastal believes that related party loans and proceeds from this offering in the short term will allow Atlantic Coastal to locate an acquisition candidate and complete an acquisition or merger.


RESULTS OF OPERATIONS

         Since inception, we have not received any revenues from operations.


         For the nine months ended September 30, 2004, Atlantic Coastal had expenses of $5,365 consisting of professional fees. For the year ended December 31, 2003, Atlantic Coastal incurred expenses of $2,566 relating to legal and accounting fees for the preparation of this offering and our organization.


PLAN OF OPERATION


         Atlantic Coastal has not conducted any operations to date or received any operating revenues. We can satisfy our cash requirements in the next 18 months if we can successfully complete the maximum offering or receive loans from our officer and director.

         For the current fiscal year, Atlantic Coastal anticipates incurring a loss as a result of expenses associated with registration under the Securities Act, and expenses associated with locating and evaluating acquisition candidates. Atlantic Coastal anticipates that until a business combination is completed with an acquisition candidate, we will not generate revenues other than interest income, and may continue to operate at a loss after completing a business combination, depending upon the performance of the acquired business.


         The proceeds not held in the escrow account after payment of the offering expenses will be used for the evaluation of acquisition candidates, expenses relating to SEC reporting as follows:


         1. Business, legal and accounting due diligence expenses incurred in connection with evaluation of prospective business combinations. The expenses relating evaluation of acquisition candidates will consist of: telephone, travel and lodging, legal fees re: document review and preparation, accounting fees, and other miscellaneous due diligence expenses.

         2. General and administrative expenses incurred in connection with our reporting obligations with the SEC:

         o        legal

         o        accounting fees; and

         o        administrative support expenses.


NEED FOR ADDITIONAL FINANCING

         If less than $200,000 is raised, our officer and director has orally agreed to provide the funds necessary to pay the expenses of our offering and attempts to locate an acquisition candidate. Our officer and director has verbally agreed to provide funds to cover the offering expenses, SEC reporting requirements and a minimal search for an acquisition candidate not covered by the available funds through a no interest loan to Atlantic Coastal, repayable only if an acquisition is made.


         No portion of the proceeds will be paid to officers, directors, their affiliates or associates for expenses of the offering.


         If we do not complete the maximum offering our working capital will not be sufficient to meet our cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934. Accordingly, in the event Atlantic Coastal is unable to complete a business combination within 12 months, we anticipate that our existing capital will not be sufficient to allow us to accomplish the goal of completing a business combination. Atlantic Coastal will depend on the advances from our officer and director described above.

         We cannot assure you that the available funds will ultimately prove to be adequate to allow it to complete a business combination, and once a business combination is completed, Atlantic Coastal's needs for additional financing are likely to increase substantially. Our officer and majority stockholder has made oral commitments to provide additional capital. We cannot assure you that any additional funds will be available to Atlantic Coastal to allow us to cover our expenses. If we are unable to secure additional financing, we may be forced to cease our operations. However, even if Atlantic Coastal's cash assets prove to be inadequate to meet Atlantic Coastal's operational needs, Atlantic Coastal might seek to compensate providers of services by issuances of stock in lieu of cash.

         We do not expect to purchase or sell any significant equipment, engage in product research or development and do not expect any significant changes in the number of employees.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         At the present time, there is no market for our common shares.

         We have one holder of record.


         There are no outstanding options or warrants to purchase, or securities convertible into, our common equity. The 1,000,000 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act. Under blank check company rules established by the SEC, these shares must be registered with the SEC before they can be resold. It is to be noted that no such sale can be contemplated or take place prior to the registration statement being declared effective.


         Since inception we have not paid any dividends. We intend to use any profits for operations and do not intend to pay dividends.

         If the trading price of our common stock is less than $5.00 per share, trading in the common stock would also be subject to the requirements of Rule 15g-9 under the Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

         SEC regulations also require additional disclosure in connection with any trades involving a "penny stock", including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of the common stock in the secondary market because few broker or dealers are likely to undertake compliance activities. Generally, the term penny stock refers to a stock with a market price of less than $5.00 per share. A market in our stock may never develop due to these restrictions.


                         DETERMINATION OF OFFERING PRICE

         The offering price of the common shares were arbitrarily determined by Atlantic Coastal without any consideration of the actual value of our company or what the market might pay for our stock.

                              PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION

         The common shares are being offered on a self underwritten basis by Beatriz Pierson, our officer and director. Although she is an associated persons of our company, as that term is defined in Rule 3a4-1 under the Exchange Act, she is deemed not to be a broker for the following reasons:

         o She is not subject to a statutory disqualification under the Exchange Act at the time of their participation in the sale of our securities.

         o She will not be compensated for her participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

         o She is not an associated person of a broker or dealer at the time of her participation in the sale of our securities.


         o She will restrict her participation to the following activities:

                  1. Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by her of a potential purchaser;

                  2. Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser, provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

                  3. Performing ministerial and clerical work involved in effecting any transaction.

         There are no arrangements or agreements, verbal or written, with any underwriters to help underwrite this offering. As of the date of this prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

          This offering is intended to be made solely by the delivery of this prospectus and the accompanying subscription application to prospective investors. Ms. Pierson plans to distribute prospectuses related to this offering. We estimate approximately 50 to 100 prospectuses shall be distributed in such a manner. She intends to distribute prospectuses to acquaintances, friends and business associates. She will not participate in the making of this offering other than by the delivery of this prospectus or by responding to inquiries by prospective purchasers. Her responses will be limited to the information contained in the registration statement, of which this prospectus is a part. Ms. Pierson is not registered as a broker-dealer, nor is she an associated person of any other brokers or dealers.


         Management, principal shareholders or their affiliates may not acquire common shares in the offering.

RULE 419 REQUIREMENTS


         Overview of Rule 419

         We are conducting a blank check offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended. The net offering proceeds (after deduction for offering expenses and sales commissions) and the shares to be issued to investors must be deposited in an escrow account. While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the offering proceeds otherwise releasable under Rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. We must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors.

         Escrow Of 90% Of The Proceeds Derived From Offering

         Upon completion of this offering, 90% of the net proceeds will be placed in an escrow account with Community Bank of Broward, Inc., as escrow agent, subject to release upon the earlier of (1) written notification by our company of our need for all, or substantially all, of such net proceeds for the purpose of facilitating a business combination; or (2) 18 months after the effective date of this registration statement. 10% of the proceeds will be immediately available to us assuming the minimum offering is completed.

         Escrowed Funds Not To Be Used For Salaries or Reimbursable Expenses

         No funds (including any interest earned) will be disbursed from the escrow account for the payment of salaries or reimbursement of expenses incurred on our behalf by our officers and directors. In no event will the escrowed funds (including any interest earned thereon) be used for any purpose other than implementation of a business combination.

         No Prior Contact With Other Entities Regarding Possible Business Combinations

         None of our officers, directors or greater than 10% shareholders or persons who directly or indirectly control, are controlled by or are under common control with, the company or persons who may be deemed promoters has had any preliminary contact or discussions with any representative of any entity regarding the possibility of a business combination between the company and such other entity.

         Material Persons

         Our sole officer and director is the only person who has been instrumental in arranging the capitalization of our company to date. She is not acting as nominee for any persons or is otherwise under the control of any person or persons. There are no agreements, agreements in principle, or understandings with regard to compensation to be paid by our company to Ms. Pierson.

         Investors should carefully review the financial statements which are an integral part of this prospectus.

         If dealers participate in this offering, they are required to deliver a copy of the final prospectus to any person who is expected to receive a confirmation of the sale at least 48 hours prior to the mailing of the confirmation.

         Investor Suitability Standards

         The purchase of the shares we are offering involves certain risks and is suitable only for persons of adequate means with no need for liquidity in their investment. Each potential investor should realize that the shares may be subject to certain restrictions on their transfer, and there may be no public market for the shares and no assurance that one will develop.

         Because of the various risk factors and the lack of liquidity of the shares, each investor must represent and warrant that he is of sufficient financial means to apprise himself of, and assume the risks inherent in, the purchase of shares, including the lack of liquidity of his investment, and must evaluate whether such investment is suitable for him based upon his investment objectives, financial situation and needs.

         No shares will be sold to a prospective investor unless he:

         1. either:

         o is an "accredited investor", in that such investor comes within one of the categories enumerated in Rule 501 of Regulation D promulgated by the SEC under the Securities Act, or

         o meets certain other income and net worth criteria imposed by us; and

         2. either:

         o has a preexisting personal or business relationship with us or any of our officers, directors or controlling persons, or

         o by reason of the investor's business or financial experience, or the business or financial experience of the investor's professional advisors who are unaffiliated with and who are not compensated by our company, or any of our affiliates or selling agents, directly or indirectly, can be reasonably assumed to have the capacity to protect the investor's own interests in connection with an investment in our company; and

         o meets any additional suitability requirements which may be imposed by the state in which an investor resides.

         A subscription, once made, is irrevocable. We will review the subscriptions and representations of prospective investors and, based upon information appearing therein, may make such further inquiry as it deems appropriate with regard to the suitability of the investment for such investors. We may reject any subscription, in whole or in part, for the purchase of shares.

         Investors are strongly urged to consult with their legal, financial and tax advisors before investing in the shares.

         Prescribed Acquisition Criteria

         Rule 419 requires that before the deposited funds and the deposited securities can be released, we must first execute an agreement(s) to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement must provide for the acquisition of a business(es) or assets valued at not less than 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances payable to non-affiliates. Once the acquisition agreements meeting the above criteria have been executed, we must successfully complete the mandated reconfirmation offering and consummate the acquisitions(s).

         Post-Effective Amendment

         Once the agreements governing the acquisition of a business meeting the above criteria have been executed, Rule 419 requires us to update the registration statement of which this prospectus is a part with a post-effective amendment. The post-effective amendment must contain information about: the proposed acquisition candidate(s) and its business(es), including audited financial statements; the results of this offering; and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The offer must include certain prescribed conditions which must be satisfied before the deposited funds and deposited securities can be released from escrow.

         Reconfirmation Offering

         The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

         (1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

         (2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor;

         (3) If we do not receive written notification from any investor within 45 business days following the effective date of the post effective amendment, the pro rata portion of the deposited funds (and any related interest or dividends) held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means;

         (4) The acquisition(s) will be consummated only if investors having contributed 80% of the maximum offering proceeds elect to reconfirm their investments; and

         (5) If a consummated acquisition(s) has not occurred within 18 months from the effective date of our initial registration statement, the deposited funds held in the escrow account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.

         Release of Deposited Securities and Deposited Funds

         The deposited funds and deposited securities may be released to our company and the investors, respectively, after:

         (1) the escrow agent has received written certification from us and any other evidence acceptable by the escrow agent that we have executed an agreement for the acquisition(s) of a business(es) the value of which represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment, the post-effective amendment has been declared effective, the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed, and we have satisfied all of the prescribed conditions of the reconfirmation offer; and

         (2) the acquisition(s) of the business(es) the value of which represents at least 80% of the maximum offering proceeds is (are) consummated.

         Securities Exchange Act Offering Requirements and Rule 419 Interplay

         Under Rule 15c2-4 of the Securities Exchange Act of 1934, in a best efforts offering, the minimum offering must be met before payments can be made to an issuer or a broker-dealer participating in the issuer's offering. In addition, Rule 10b-9 of the Securities Exchange Act of 1934 prohibits any representation that a security is being offered on an "all or none" or "part or none" basis, unless prompt refunds are made to purchasers (investors) if the represented number of securities is not sold at the specified price within the specified time and the total amount due the seller (issuer) is not received by the seller (issuer) by the specified date. With respect to a blank check offering (such as this offering) subject to both Rule 419 and Rules 15c2-4 and 10b-9, the requirements of Rules 15c2-4 and 10b-9 are applicable only until the conditions of the offering requiring the minimum offering amount to be met are satisfied. As such, once our minimum offering is met, we are not required to refund offering proceeds for failure to maintain our minimum offering amount in the event that any investors fail to reconfirm their offering.

         In the event that any funds up to 19.9% of our proceeds are returned to investors, our offering proceeds will be reduced by the returned amounts. Such return may leave us with inadequate funds to finance our acquisition and can ultimately result in you losing your investment in our company if our acquisition does not have sufficient working capital.

         Investors are not guaranteed a return of 100% of proceeds, even if they decide to not reconfirm their investment, as 10% of the proceeds are immediately deducted after the minimum offering.

SPECIAL STATE LAW CONSIDERATIONS

         We will offer and sell the shares to investors only in New York and Colorado. In New York and Colorado we have applied to have the shares registered for sale and will not sell the shares in New York or Colorado until the respective registration is effective.

         Additionally, we believe the common stock will be eligible for sale on a secondary market basis in certain states based on exemptions from such states' registration requirements as a result of the National Securities Markets Improvement Act of 1996. The National Securities Markets Improvement Act exempts from state registration requirements certain secondary market trading transactions for issuers that file periodic and annual reports under the Securities Exchange Act of 1934. However, under the Exchange Act, the states are able to continue to require notice filings and collect fees with regard to these transactions. As of the date of this prospectus, we have not determined which states we will submit the required notice filing and applicable fee to in order to take advantage of this exemption. As such, your ability to resell your shares will be limited.


ESCROW ACCOUNT


         Pursuant to Rule 419, Atlantic Coastal has established an escrow account at Community Bank of Broward, Inc., an insured depository institution. Community Bank of Broward, Inc. is located in Fort Lauderdale, Florida. Funds from this offering will be held in escrow in accordance with Rule 419. The account will be non-interest bearing. There is no cost for the account. The deposit account records will provide that funds in the escrow account are held for the benefit of the purchasers named and the records of the escrow agent, maintained in good faith and in the regular course of business, will show the name and interest of each party to the account.

         It is contemplated that the escrowed funds will be invested in one of the following, pending the consummation of any acquisition effected in accordance with Rule 419:

         (1) an obligation that constitutes a "deposit," as that term is defined in Section 3(1) of the Federal Deposit Insurance Act [12 U.S.C. 1813(1)(1991)];

         (2) securities of an open-end investment company registered under the Investment Company Act that holds itself out as a money market fund meeting the conditions of paragraph (c)(2), (c)(3) and (c)(4) of Rule 2a-7 917 CFR 270.2a-7) under the Investment Company Act; or

         (3) securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.


         Funds held in escrow may be released to Atlantic Coastal and securities may be delivered to the purchaser identified on the deposited securities only at the same time as or after:

         o the escrow agent has received a signed representation from Atlantic Coastal, together with other evidence acceptable to the escrow agent, that the requirements of Rule 419 as described above have been met; and

         o consummation of an acquisition meeting the requirements of Rule 419 as described above.

OFFERING PERIOD


         The offering period will commence on the date of this prospectus and will terminate on ______________, 2005 (six months from the date of this prospectus).

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         Our directors hold office until the next annual meeting of our shareholders and until their successors have been elected and qualified. Our officers are appointed by our directors. Our executive officers and directors and their business experience follows:

          Name         Age      Position
          ----         ---      --------

   Beatriz Pierson      44      President, Secretary, Treasurer and Director


         BEATRIZ PIERSON. Ms. Pierson has been president, secretary and director of Atlantic Coastal since our inception. Ms. Pierson received a degree in Audiology and Speech Pathology from Rosario University in Bogota, Colombia in 1981. Since 1999 she has worked as an administrative director of Yt2K, Inc., a finance company which began in Broomfield, Colorado in 1999 and moved to South Florida in 2001. Yt2K is a real estate development and mortgage lending company. Her responsibilities as an administrative director of Yt2K include office management and administration.


COMPENSATION


         For the fiscal year ended December 31, 2003, no compensation was awarded to, earned by nor paid to our sole officer. Our officer and director has not received compensation for her services rendered. She has agreed to act without compensation. Our current officer and director does not accrue any compensation and we do not intend to compensate her for her services. Following an acquisition or merger, the entity we acquire or merge with may compensate Ms. Pierson for future services. However, such compensation will not effect our selection of a business opportunity.


EMPLOYEE INCENTIVE STOCK OPTION PLAN

         No stock option plan has been adopted or offered.

                             PRINCIPAL SHAREHOLDERS

         The following sets forth the beneficial ownership of the common stock of Atlantic Coastal by each of Atlantic Coastal's directors and executive officers, and as a group. The beneficial owner has sole voting and investment power with respect to the securities indicated.

         There are currently 1,000,000 common shares outstanding.


         The following tabulates holdings of common shares of Atlantic Coastal (on a fully diluted basis) by each person who, at the date of this prospectus, holds of record or is known by management to own beneficially more than 5% of the common shares and, in addition, by all directors and officers of Atlantic Coastal individually and as a group. Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security, whether through a contract, arrangement, understanding, relationship, or otherwise. Unless otherwise indicated, each person indicated below has sole power to vote, or dispose or direct the disposition of all shares beneficially owned.


                                                                                           Percentage of
                                                                                           Common Shares
                                                                                          After Offering
                                                                                    Assuming          Assuming
                                           Number               Prior to             Sale of           Sale of
Name and Address                          of Shares             offering            2,000,000        of 500,000
---------------------------------------------------------------------------------------------------------------
Beatriz Pierson                            1,000,000              100%                  33%               67%
2501 E. Commercial Blvd.
Suite 212
Fort Lauderdale, FL 33308

All Directors & Officers                   1,000,000              100%                  33%               67%
as a group (1 person)

         Beatriz Pierson would be deemed to be a promoter of Atlantic Coastal.


         We do not know of any arrangements, which would result in a change of control of Atlantic Coastal.

                                 INDEMNIFICATION

         Our bylaws and Nevada law contain provisions relating to the indemnification of officers and directors. Generally, they provide that we may indemnify any person who was or is a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except for an action by or in right of our company, by reason of the fact that he is or was a director, officer, employee or agent of our company. It must be shown that he acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his duty to our company.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

                              CERTAIN TRANSACTIONS

         During January 2003, Beatriz Pierson purchased 1,000,000 shares of our common stock at $.01 per share. Beatriz Pierson may be deemed to be a promoter of Atlantic Coastal.

         In February 2004, Ms. Pierson advanced our Company $5,000 under a promissory note. The note bears interest at 8% per annum and is due in February 2005.

         We currently occupy our executive offices on a month to month basis at no cost. This space is provided by Ms. Pierson.

                            DESCRIPTION OF SECURITIES

CAPITAL STOCK

         We are authorized to issue 50,000,000 common shares, $.001 par value per share and no preferred shares. We are not authorized to issue preferred stock. As of the date of this prospectus, there are 1,000,000 common shares outstanding.

         Holders of common shares of Atlantic Coastal are entitled to cast one vote for each share held at all shareholders meetings for all purposes. There are no cumulative voting rights. Upon liquidation or dissolution, each outstanding common share will be entitled to share equally in the assets of Atlantic Coastal legally available for distribution to shareholders after the payment of all debts and other liabilities. Common shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering.

         There are no limitations or restrictions upon the rights of the board of directors to declare dividends out of any funds legally available. We have not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The board of directors initially may follow a policy of retaining earnings, if any, to finance the future growth of Atlantic Coastal. Accordingly, future dividends, if any, will depend upon our need for working capital and our financial condition.


         Authorized stock may be issued from time to time without action by the stockholders for such consideration as may be fixed from time to time by our board of directors.

         There are no anti-takeover provisions in our articles or bylaws that may have the affect of delaying or preventing a change in control.


DIVIDENDS

         We have not paid any dividends on our common stock to date and do not presently intend to pay cash dividends prior to the consummation of a business combination. The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of the board of directors to retain all earnings, if any, for use in our business operations and, accordingly, the board does not anticipate paying any cash dividends in the foreseeable future.

TRANSFER AGENT

         We intend to engage Transfer Online, Inc. to act as the transfer agent for our common stock. Its address is 317 S.W. Alder Street, 2nd Floor, Portland, Oregon 97204 and its telephone number is 503-227-2950.


SHARES ELIGIBLE FOR FUTURE SALE

         Upon consummation of the sale of the maximum amount of shares offered in this offering, we will have 3,000,000 shares outstanding. Of these, the 2,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of our company (in general, a person who has a control relationship with our company) which will be subject to the limitations of Rule 144 promulgated by the SEC under the Securities Act. All of the remaining 1,000,000 shares are "restricted securities," as that term is defined under Rule 144, in that the shares were issued in private transactions not involving a public offering.

         In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of our company (or persons whose shares are aggregated), who has owned restricted shares beneficially for at least one year, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of our company for at least the three months immediately preceding the sale and who has beneficially owned shares for at least two years is entitled to sell such shares the Rule 144 without regard to any of the limitations described above. However, the SEC staff has expressed the opinion to the NASD that securities issued by blank check companies to promoters, affiliates or their transferees cannot be resold under Rule 144.

         Prior to this offering, there has been no market for the shares.

                                  LEGAL MATTERS


         All legal matters with respect to the issuance of the securities offered hereby are passed upon by the law firm of Adorno & Yoss of Ft. Lauderdale, Florida.


                                     EXPERTS

         The financial statements included in this prospectus have been audited by Jewett, Schwartz & Associates, independent public accountants, as indicated in its report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                              AVAILABLE INFORMATION

         We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the shares. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC For further information with respect to our company and this offering, reference is made to the registration statement, which may be examined at the SEC's Public Reference Office, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information at the Public Reference Room by calling the SEC at 1-800-SEC-0330.

         The SEC maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The SEC's address on the Web is http://www.sec.gov.

                        ATLANTIC COASTAL PROPERTIES, INC.


                              FINANCIAL STATEMENTS


                                Table of Contents


Report of Independent Certified Public Accountants...............    F - 2

Balance Sheets ..................................................    F - 3

Statements of Operations ........................................    F - 4

Statements of Changes in Shareholder's Equity ...................    F - 5

Statements of Cash Flows ........................................    F - 6

Notes to Financial Statements....................................    F - 7 -10

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the shareholders and board of directors Atlantic Coastal Properties, Inc.:

We have audited the accompanying balance sheet of Atlantic Coastal Properties, Inc. (hereinafter referred to as "the Company") as of December 31, 2003, and the related statements of operations, shareholder's deficit and cash flows for year ended December 31, 2003 and the period October 21, 2002 (inception) through December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Atlantic Coastal Properties, Inc. as of December 31, 2003, and the results of their operations and their cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States.





JEWETT, SCHWARTZ & ASSOCIATES

HOLLYWOOD, Florida,
March 26, 2004

                        ATLANTIC COASTAL PROPERTIES, INC.

                                  BALANCE SHEETS

                                                                            September 30        December 31
                                                                                2004               2003
                                                                          ----------------    --------------
                                                                            (unaudited)
                                      ASSETS

CURRENT ASSETS
Cash                                                                      $           129     $         494
                                                                          ----------------    --------------

TOTAL CURRENT ASSETS                                                                  129               494
                                                                          ----------------    --------------

TOTAL ASSETS                                                              $           129     $         494
                                                                          ================    ==============

                      LIABILITIES AND SHAREHOLDER'S DEFICIT

                                   LIABILITIES

CURRENT LIABILITIES
Shareholder note and loan payable                                         $         7,060     $       2,060
                                                                          ----------------    --------------

TOTAL CURRENT LIABILITIES                                                           7,060             2,060
                                                                          ----------------    --------------

TOTAL LIABILITIES                                                                   7,060             2,060
                                                                          ----------------    --------------
                              SHAREHOLDER'S DEFICIT

Common stock, $0.001 par value, 50,000,000 shares authorized,
1,000,000 shares issued and outstanding                                             1,000             1,000

Accumulated deficit                                                                (7,931)           (2,566)
                                                                          ----------------    --------------

TOTAL SHAREHOLDER'S DEFICIT                                                        (6,931)           (1,566)
                                                                          ----------------    --------------
TOTAL LIABILITIES
AND SHAREHOLDER'S DEFICIT                                                 $           129     $         494
                                                                          ================    ==============

   The accompanying notes are an integral part of these financial statements.

            ATLANTIC COASTAL PROPERTIES, INC.

               STATEMENTS OF OPERATIONS


                                                                                                           For the period
                                                                                      For the year        October 21, 2002
                           For the nine months ended   For the three months ended         ended         (inception) through
                                  September 30                 September 30            December 31           December 31,
                              2004          2003              2004       2003              2003                  2002
                          -------------  -----------       ---------   --------       ------------      -------------------
                                   (unaudited)                 (unaudited)
                          --------------------------       --------------------

REVENUES                  $         --   $        --       $      --   $    --          $      --           $          --
                          ------------   -----------       ---------   -------          ---------           -------------

OPERATING EXPENSES
Professional fees                5,365            --              --        --              2,566                      --
                          ------------   -----------       ---------   -------          ---------           -------------

                                 5,365            --              --        --              2,566                      --
                          ------------   -----------       ---------   -------          ---------           -------------

LOSS BEFORE TAXES               (5,365)           --              --        --             (2,566)                     --

INCOME TAXES                        --            --              --        --                 --                      --
                          ------------   -----------       ---------   -------          ---------           -------------

NET LOSS                        (5,365)           --              --        --             (2,566)                     --
                          ------------   -----------       ---------   -------          ---------           -------------

NET LOSS PER SHARE -
  Basic and diluted       $     (0.005)  $        --       $  (0.005)  $    --          $  (0.003)          $          --
                          ============   ===========       =========   =======          =========           =============

Weighted average common
  shares outstanding -
  Basic and diluted          1,000,000            --       1,000,000        --          1,000,000           $          --
                          ============   ===========       =========   =======          =========           =============


      The accompanying notes are an integral part of these financial statements.

                        ATLANTIC COASTAL PROPERTIES, INC.

                 STATEMENTS OF CHANGES IN SHAREHOLDER'S DEFICIT


                                                              Common Stock
                                                         50,000,000 shares authorized
                                                     --------------------------------     Additional
                                                        Shares           Par Value          Paid-in     Accumulated
                                                        Issued        $.001 per share       Capital        Deficit         Total
                                                     ------------     ---------------     ----------    -----------      ---------
BALANCE - OCTOBER 21, 2002 (inception)                       --       $           --      $     --      $      --        $     --

Net loss                                                     --                   --            --             --              --
                                                     ------------     ---------------     ----------    -----------      ---------

BALANCE - DECEMBER 31, 2002                                  --                   --            --             --              --

Issuance of common stock                              1,000,000                1,000            --             --           1,000

Net Loss                                                     --                   --            --         (2,566)         (2,566)
                                                     ------------     ---------------     ----------    -----------      ---------

BALANCE - DECEMBER 31, 2003                           1,000,000       $        1,000      $     --      $  (2,566)       $ (1,566)

                   Unaudited
------------------------------------------------

Net Loss                                                     --                   --            --         (5,365)         (5,365)
                                                     ------------     ---------------     ----------    -----------      ---------

BALANCE - SEPTEMBER 30, 2004                          1,000,000       $        1,000      $     --      $ (7,931)        $ (6,931)
                                                     ============     ===============     ==========    ===========      =========


   The accompanying notes are an integral part of these financial statements.

                        ATLANTIC COASTAL PROPERTIES, INC.

                            STATEMENTS OF CASH FLOWS


                                                                                                           For the period
                                                                 (unaudited)             For the year     October 21, 2002
                                                          For the nine months ended         ended        (inception) through
                                                               September 30               December 31      December 31,
                                                          2004             2003             2003               2002
                                                       ------------    --------------   --------------   -------------------
Cash flows from operating activities
  Net loss                                             $   (5,365)     $         --     $     (2,566)     $             --
  Adjustments to reconcile net loss to net
  cash used by operating activities                            --                --               --                    --
                                                       ------------    --------------   --------------   -------------------

        Total adjustments                                      --                --               --                    --
                                                       ------------    --------------   --------------   -------------------

Net cash used by operating activities                      (5,365)               --           (2,566)                   --
                                                       ------------    --------------   --------------   -------------------

Cash flows from investing activities

Net cash provided by investing activities                      --                --               --                    --
                                                       ------------    --------------   --------------   -------------------

Cash flows from financing activities
Proceeds from shareholder note and loan, respectively       5,000                --            2,060                    --
Issuance of common stock                                       --                --            1,000                    --
                                                       ------------    --------------   --------------   -------------------

Net cash provided by financing activities                   5,000                --            3,060                    --
                                                       ------------    --------------   --------------   -------------------

NET INCREASE IN CASH                                         (365)               --              494                    --

CASH AT BEGINNING OF PERIOD                                   494                --               --                    --
                                                       ------------    --------------   --------------   -------------------

CASH AT END OF PERIOD                                  $      129      $         --     $        494     $              --
                                                       ============    ==============   ==============   ===================


   The accompanying notes are an integral part of these financial statements.

                        ATLANTIC COASTAL PROPERTIES, INC.
                        NOTES TO THE FINANCIAL STATEMENTS


NOTE 1 - NATURE AND PURPOSE OF BUSINESS

Atlantic Coastal Properties, Inc. (the "Company") was incorporated under the laws of the State of Nevada to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company been has had no operations to date other than issuing shares to its original shareholders.

We have been formed to provide a method for a foreign or domestic private company to become a reporting ("public") company whose securities are qualified for trading in the United States secondary market.

The Company will attempt to locate and negotiate with a business entity for the combination of that target company with us. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. No assurances can be given that we will be successful in locating or negotiating with any target company.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid debt securities purchased with original or remaining maturities of three months or less to be cash equivalents. The carrying value of cash equivalents approximates fair value.

Revenue Recognition

The Company has adopted and follows the guidance provided in the Securities and Exchange Commission's Staff Accounting Bulletin ("SAB") No. 101, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements.

Interim Financial Information

The accompanying unaudited condensed financial statements have been prepared by the Company in conformity with accounting principles generally accepted in the United States of America for interim financial statements and Item 310 of Regulation S-B. Accordingly, these financial statements do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. It is management's opinion that these statements include all adjustments, consisting of only normal recurring adjustments, necessary to make the financial position of the Company at September 30, 2004 and its results of operations and cash flows for the nine months then ended not misleading.
Operating results for the nine months ended September 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004.

                       ATLANTIC COASTAL PROPERTIES, INC.
                       NOTES TO THE FINANCIAL STATEMENTS


Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes as required by SFAS No. 109 "Accounting for Income Taxes". SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities.
Deferred income taxes arise from timing differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. A deferred tax asset valuation allowance is recorded when it is more likely than not that deferred tax assets will not be realized. The financial statements reflect a deferred tax asset of approximately $900 as of December 31, 2003 and a valuation allowance of the same amount, since the Company did not have the revenue history to support the future recognition of the deferred tax asset. It is more likely that the deferred tax asset will not be recognized.

Utilization of the net operating loss carry-forwards may be subject to a substantial annual limitation due to ownership change limitations provided by the Internal Revenue Code. The annual limitation may result in the expiration of net operating loss carry-forwards before utilization.

Loss Per Share

The Company computed basic and diluted loss per share amounts for December 31, 2003 and 2002 pursuant to the Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Recent Authoritative Pronouncements

The Financial Accounting Standards Board ("FASB") has recently issued several new accounting pronouncements which may apply to the Company.

SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections," updates, clarifies, and simplifies existing accounting pronouncements. SFAS No. 145 rescinds SFAS 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB Opinion 30 will now be used to classify

                       ATLANTIC COASTAL PROPERTIES, INC.
                       NOTES TO THE FINANCIAL STATEMENTS


those gains and losses. SFAS No. 64 amended SFAS No. 4, and is no longer necessary because SFAS No. 4 has been rescinded. SFAS No. 44 was issued to establish accounting requirements for the effects of transition to the provisions of the motor Carrier Act of 1980.

SFAS No. 145 amends SFAS No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions is accounted for in the same manner as sale-leaseback transactions. This amendment is consistent with FASB's goal requiring similar accounting treatment for transactions that have similar economic effects. This statement is effective for fiscal years beginning after May 15, 2002. The adoption of SFAS No. 145 is not expected to have a material impact on the Company's financial position, results of operations or liquidity.

SFAS No. 146, "Accounting for Exit or Disposal Activities" addresses the recognition, measurement, and reporting of cost that are associated with exit and disposal activities that are currently accounted for pursuant to the guidelines set forth in Emerging Issues Task Force ("EITF") No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to exit an Activity (including Certain Cost Incurred in a Restructuring)," cost related to terminating a contract that is not a capital lease and one-time benefit arrangements received by employees who are involuntarily terminated - nullifying the guidance under EITF No. 94-3. Under SFAS No. 146, the cost associated with an exit or disposal activity is recognized in the periods in which it is incurred rather than at the date the Company committed to the exit plan. This statement is effective for exit or disposal activities initiated after December 31, 2002 with earlier application encouraged. The adoption of SFAS No. 146 is not expected to have a material impact on the Company's financial position, results of operations or liquidity.

SFAS No. 148, "Accounting for Stock-Based Compensation--Transition and Disclosure", amends SFAS No. 123, "Accounting for Stock-Based Compensation." In response to a growing number of companies announcing plans to record expenses for the fair value of stock options, SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. The Statement also improves the timeliness of those disclosures by requiring that this information be included in interim as well as annual financial statements. In the past, companies were required to make pro forma disclosures only in annual financial statements. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002.

The Company adopted the disclosure provisions of SFAS No. 148 for the year ended December 31, 2002, but will continue to use the method under APB Opinion No. 25 in accounting for stock options. The adoption of the disclosure provisions of

                       ATLANTIC COASTAL PROPERTIES, INC.
                       NOTES TO THE FINANCIAL STATEMENTS


SFAS No. 148 did not have a material impact on the Company's financial position, results of operations or liquidity.

In May 2003, the FASB issued Statement No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The Statement requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. The Company is currently classifying financial instruments within the scope of this Statement in accordance with this Statement. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Management does not believe that this Statement will have a material impact on the Company's financial statements.

NOTE 3 - SHAREHOLDERS' EQUITY

In December 2003, the Company issued 1,000,000 shares of common stock at par value to its founder.

NOTE 4 - SUBSEQUENT EVENT

In February 2004, the Company borrowed an additional $5,000 under a promissory note to an officer and shareholder of the Company. The note bears interest at 8% per annum and is due in February 2005.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

The Nevada Corporation Code grants to Atlantic Coastal the power to indemnify the officers and directors of Atlantic Coastal, under certain circumstances and under certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of suits brought against them as such officers and directors if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of Atlantic Coastal and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful.
Our bylaws provide as follows:

Atlantic Coastal shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of Atlantic Coastal, by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of Atlantic Coastal or is or was serving at the request of Atlantic Coastal as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interest of Atlantic Coastal and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interest of Atlantic Coastal and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Atlantic Coastal shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of Atlantic Coastal to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of Atlantic Coastal or is or was serving at the request of Atlantic Coastal as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interest of Atlantic Coastal; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to Atlantic Coastal unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

To the extent that a director, officer, employee, fiduciary or agent of Atlantic Coastal has been successful on the merits in defense of any action, suit, or proceeding referred to in its bylaws or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

Any indemnification under the bylaws of Atlantic Coastal (unless ordered by a court) shall be made by Atlantic Coastal only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in its bylaws. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or by the shareholders.

Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by Atlantic Coastal in advance of the final disposition of such action, suit, or proceeding as authorized in the bylaws upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by Atlantic Coastal as authorized in the bylaws.

The indemnification provided by Atlantic Coastal's bylaws shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of Atlantic Coastal or who is or was serving at the request of Atlantic Coastal as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not Atlantic Coastal would have the power to indemnify him against such liability under the provisions of Atlantic Coastal's bylaws.

Item 25.  Other Expenses of Issuance and Distribution

Expenses in connection with the issuance and distribution of the common stock being registered hereunder other than the registration fee, expenses are estimated below.


          Registration fee                                $      25.34
          Printing expenses                                     500.00
          Accounting fees and expenses                        3,500.00
          Legal fees and expenses                             5,000.00
          State securities law fees
             and expenses                                     2,000.00
          Stock Transfer Escrow Agent Fees                    1,500.00
          Miscellaneous expenses                                474.66
                                                          ------------
          Total                                           $  13,000.00
                                                          ============

Item 26.  Recent Sales of Unregistered Securities

During January 2003 we issued 1,000,000 shares of common stock to our sole officer and director. These shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. Our officer is an accredited investor and had access to information concerning our company at the time of her investment. The shares contain the appropriate restrictive legends restricting the transferability absent registration or applicable exemption of registration. No solicitation nor advertising was used in connection with the issuance.

Item 27.  Exhibit Index.


3        Articles of Incorporation*

3.1      Bylaws*

4.1      Specimen certificate for common stock

4.2      Promissory note in favor of Beatriz Pierson

5.1 Opinion of Adorno & Yoss, P.A. regarding legality of securities registered under this Registration Statement

10       Escrow Agreement

23.1     Consent of attorney (included in exhibit 5)

23.2     Consent of Jewett, Schwartz & Associates, Independent Auditor

*  Previously filed


Item 28.  Undertaking.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and


         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


(2) That, for the purpose of determining any liability under the Securities Act, we shall treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned registrant hereby undertakes to file with the SEC such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the SEC heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to its Articles of Incorporation or provisions of Nevada law, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time the SEC declared it effective.

For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of those securities.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Fort Lauderdale, Florida as of December 21, 2004.


                                        Atlantic Coastal Properties, Inc.


                                        By: /s/ Beatriz Pierson
                                            -----------------------------
                                            Beatriz Pierson
                                            President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                       Title                          Date


/s/Beatriz Pierson        Principal Executive Officer,        December 21, 2004
------------------------  Principal Financial Officer,
Beatriz Pierson           Principal Accounting Officer
                          and Director